INVESTMENT MANAGEMENT AGREEMENT

                  THIS AGREEMENT, dated and effective as of this 1st day of October, 1993, is made and entered into by and between BAILARD, BIEHL & KAISER INTERNATIONAL FUND GROUP, INC., a Maryland corporation (hereinafter called the "Company"), and BAILARD, BIEHL & KAISER, INC., a California corporation (hereinafter called the "Adviser").

                  WHEREAS, the Company is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

                  WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is so registered under the Investment Advisers Act of 1940; and

                  WHEREAS, the Company is authorized to issue shares of capital stock in separate series (the "Series") with each Series representing interests in a separate portfolio of securities and other assets; and

                  WHEREAS, the Company is currently offering shares in two series, the Bailard, Biehl & Kaiser International Fixed-Income Fund (the "Fixed-Income Fund") and the Bailard, Biehl & Kaiser International Equity Fund (the "Equity Fund") (collectively, the "Initial Series"); and

                  WHEREAS, the Company desires to retain the Adviser to render investment management services as described hereunder with respect to the Initial Series and the Adviser is willing so to do.

                  NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

                  1. Appointment of the Adviser.

                  (a) Initial Series. The Company hereby appoints the Adviser to act as adviser and investment manager to the Initial Series for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

                  (b) Additional Series. In the event that the Company establishes one or more series of shares other than the Initial Series with respect to which it desires to retain the Adviser to render management and investment advisory services hereunder, it shall so notify the Adviser in writing, indicating the advisory fee which will be payable with respect to the additional series of shares. If the Adviser is willing to render such services, it shall so notify the Company in writing, whereupon such series of shares shall become a Series hereunder.

                  The Adviser shall, for all purposes herein, be deemed an independent contractor and not an agent of the Company.

                  2. Investment Management Services of the Adviser.

                  (a) Subject to the supervision of the Company's Board of Directors ("Board"), the Adviser agrees to provide supervision of the portfolio of each Series and to determine what securities or other property shall be purchased or sold by each Series, giving due consideration to the policies of each Series as expressed in the Company's Articles of Incorporation, By-laws, Form N-1A Registration Statement ("Registration Statement") under the 1940 Act and under the Securities Act of 1933 (the "1933 Act"), and prospectus as in use from time to time, as well as to the factors affecting the status of each Series as a "regulated investment company" under the Internal Revenue Code of 1986. In its duties hereunder, the Adviser shall further be bound by any and all determinations by the Board relating to investment policy, which determinations shall in writing be communicated to the Adviser.

                  (b) Except with respect to assets placed with a Sub-Adviser as provided hereinbelow, the Adviser shall provide adequate facilities and qualified personnel for the placement of, and shall place orders for the purchase, or other acquisition, and sale, or other disposition, of portfolio securities for each Series. With respect to such transactions, the Adviser, subject to such direction as may be furnished from time to time by the Board, shall endeavor as the primary objective to obtain the most favorable prices and executions of orders. Subject to such primary objective, the Adviser may place orders with brokerage firms which have sold shares of any Series. The Adviser is specifically authorized to allocate portfolio brokerage and portfolio principal transactions business to firms that provide brokerage and research services or facilities and to cause the Series to pay a member of a securities exchange, or any other securities broker or dealer, an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the commissions paid by other similarly situated investors and the value of the brokerage and research services (as such services are defined in Section 28(e) of the Securities Exchange Act of 1934) provided by such member, broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the Series and other accounts over which the Adviser has investment discretion. The authority to pay higher brokerage commissions, as provided in the preceding sentence, shall not apply with respect to portfolio transactions the commission rates for which are fixed, rather than negotiated. The receipt by the Adviser of any such brokerage and research services shall not be deemed to give rise to any requirement for abatement of the compensation payable to the

Adviser pursuant to Section 4 hereof.

                  (c) On occasions when the Adviser deems the purchase or sale of a security or other asset to be in the best interests of a Series as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities or other assets to be so sold or purchased when the Adviser believes that to do so will be in the best interests of the Series. In such event, allocation of the securities or other assets so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Series and to such other clients.

                  3. Administrative Duties of the Adviser . The Adviser will administer the affairs of each Series subject to the supervision of the Board and the following terms, and provided that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for control of the conduct of the affairs of the Company.

                  (a) (i) The Adviser will supervise all aspects of the operations of each Series, including the oversight of transfer agency, custodial, pricing and accounting services, except as hereinafter set forth. The Adviser will oversee the computation by unaffiliated service providers of the net asset value and the net income of each Series as described in the currently effective Registration Statement, or as more frequently as the Board shall request such computation.

                           (ii) The Adviser will provide the Company with such corporate, administrative and clerical personnel (including officers of the Company) and services as are reasonably deemed necessary or advisable by the Board.

                  (b) The Adviser will oversee the maintenance of all books and records of the Company, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 3la-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Company are the property of the Company, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Company and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Company any records which it maintains for the Company upon request by the Company.

                  (c) The Adviser will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of each Series' prospectus, statement of additional information, proxy material, tax returns and required reports with or to the Series' shareholders, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

                  (d) The Adviser will provide the Company with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, utilities, stationery supplies and similar items.

                  4. Investment Management Fees.

                  (a) Each Series shall pay to the Adviser on or before the tenth (10th) day of each month, as compensation for the services rendered by the Adviser during the preceding month, an amount to be computed by applying to the average daily net asset value of such Series the applicable annual rates set forth on Appendix A hereto.

                  (b) The fees on Appendix A shall be computed and accrued daily at one three-hundred-sixty-fifth (1/365th) of the applicable rates set forth therein. The net asset value of each Series shall be determined in the manner set forth in the Registration Statement at the 4:00 p.m. closing of the New York Stock Exchange on each day the New York Stock Exchange is open. In the event of termination other than at the end of a calendar month, the monthly fee shall be prorated for the portion of the month prior to termination and paid on or before the tenth (10th) day subsequent to termination.

                  (c) The Adviser agrees to reduce the investment management fee payable to it under this Agreement by the amount by which the expenses of the Company for any fiscal year of the Company shall exceed the most stringent limits prescribed by any state in which the Company shares are offered for sale. The expense limitation commitment of the Adviser is subject to the qualification that if, as a result of so fully reimbursing the Company for such excess expenses, less than 90% of the Company's gross income would be derived from qualifying sources described in Section 851(b)(2) of the Internal Revenue Code of 1986 or any successor provisions (which include dividends, interest, payments with respect to securities loans and gains from the sale of stock, certain other securities or foreign currencies and certain other income), treating as income for this purpose any expense reimbursement, then the Adviser will reimburse the Company only in such an amount as will not result in less than 90% of the
Company's gross income being received from qualifying sources and any unreimbursed portion of the excess will be carried forward for a period of up to three fiscal years. Costs incurred in connection with the purchase or sale of portfolio securities, including brokerage fees and commissions, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, shall be accounted for as capital items and not as expenses. Expenses shall be excluded from the calculation of the applicable expense limitations to the fullest extent authorized by applicable law. Proper accruals shall be made by the Company for any projected reduction of investment management fees hereunder and corresponding amounts shall be withheld from the fees paid by the Company to the Adviser, subject to recovery by the Adviser of any amounts withheld in excess of the actual reduction for any fiscal year. Any additional reduction computed at the end of the fiscal year shall be deducted from the fee for the last month of such fiscal year (or thereupon promptly paid by the Adviser).

                  (e) The above provision in subsection (d) with respect to expense limitation shall be calculated and administered separately with respect to each Series, as opposed to the Company in the aggregate, if and to the extent so required by state securities authorities.

                  5. Expenses.

                  (a) The Adviser assumes and shall pay for the cost of maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, equipment and facilities which it is obligated to provide under Section 2 and
Section 3 hereof. Except as otherwise expressly provided herein, the Company assumes and shall pay or cause to be paid all expenses of the Company, including, without limitation: (a) all costs and expenses incident to (i) the registration of the Company under the 1940 Act or (ii) any public offering of capital stock ("Shares") of the Series, for cash or otherwise, including costs and expenses relating to the registration of Shares under the Securities Act of 1933 (the "1933 Act"), the qualification of Shares under state securities laws, the printing or other reproduction and distribution of any registration statement (and all amendments thereto) under the 1933 Act, the preliminary and final prospectuses included therein, and any other necessary documents incident to such public offering (other than costs and expenses incident to the reproduction and distribution of prospectuses to prospective new investors and the advertising of Shares); (b) the charges and expenses of any custodian appointed by the Company for the safekeeping of its cash, portfolio securities and other property; (c) the investment management fees payable hereunder to the Adviser; (d) the charges and expenses of auditors and bookkeepers; (e) the charges and expenses of any Share transfer, dividend agent or registrar appointed by the Company; (f) broker's commissions chargeable to the Company in connection with portfolio securities transactions to which a Series is a party;
(g) all taxes, including securities issuance and transfer taxes, and organizational fees payable by the Company to Federal, state or other governmental agencies; (h) the costs and expenses of engraving or printing of certificates representing Shares; (i) fees involved in registering and maintaining registrations of the Company and of Shares with the Securities and Exchange Commission and various states and other jurisdictions; j) all expenses of meetings of shareholders and the Board of Directors of the Company and of preparing, printing and mailing proxy statements and quarterly, semiannual, annual and any other reports to shareholders; (k) fees and travel expenses of Board members and officers of the Company; l) all fees and expenses incident to any dividend or distribution reinvestment program; (m) charges and expenses of legal counsel in connection with matters relating to the Company, including without limitation, legal services rendered in connection with the Company's organization, financial structure and relations with its shareholders, issuance of Shares, and registrations and qualifications of Shares under Federal, state and other laws; (n) association dues; (o) interest payable on Series borrowings;
(p) fees and expenses of obtaining any exemptions from any provisions of any Federal, state or other securities laws; (q) fees or expenses incurred incident to the obtaining of any rulings of, or advice from, the U.S. Internal Revenue Service or any other taxing authority incident to the taxation of a Series or its shareholders; (r) costs of information obtained from sources other than the Adviser or its affiliated persons (as defined in the 1940 Act) relating to the pricing and valuation of securities; and (s) postage.

                  (b) The payment or assumption by the Adviser of any expense of the Company or any Series that the Adviser is not required by this Agreement to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense of the Company or any Series on any subsequent occasion.

                  (c) The Company will reimburse the Adviser for any expenses of the Company paid, but not assumed by, the Adviser from time to time upon presentation to the Company of an itemized schedule of such expenses.

                  6. Other Business of the Adviser . Nothing contained in this Agreement shall be construed to prohibit the Adviser from performing investment advisory, management, or distribution services for other investment companies and other persons or companies, or to prohibit affiliates of the Adviser from engaging in such businesses or in other related or unrelated businesses.

                  7. Indemnification . The Company agrees (i) not to hold the Adviser or any of its officers or employees liable for, and (ii) to indemnify or insure the Adviser and its officers and employees ("Indemnified Parties") against, any costs and liabilities the Indemnified Parties may incur as a result of any claim against the Indemnified Parties in the good faith exercise of their powers hereunder or arising out of an act or omission of the Company's custodian of assets, or of any broker or agent selected by the Adviser in a commercially reasonable manner, excepting matters as to which the Indemnified Parties shall be finally adjudged to have been guilty of willful misfeasance, bad faith, gross negligence, reckless disregard of duty or breach of fiduciary duty (all as used in the 1940 Act) or otherwise in violation of applicable law.

                  8. Term of Agreement .

                  (a) This Agreement shall become effective with respect to the initial Series on the date hereof (the "Effective Date") and, with respect to any additional Series, on the date of receipt by the Company of notice from the Adviser in accordance with Section l(b) hereof that the Adviser is willing to serve as Adviser with respect to such Series. Unless terminated as herein provided, this Agreement shall remain in full force and effect until December 31, 1994 with respect to the Initial Series and, with respect to each additional Series, until the December 31 following the first anniversary of the date on which such Series becomes a Series hereunder, and shall continue in full force and effect for periods of one year thereafter with respect to each Series so long as such continuance with respect to any such Series is approved at least annually (i) by either the Board or by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Series, and (ii) in either event by the vote of a majority of the Directors of the Company who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

                  Any approval of this Agreement by a majority (as defined in the 1940 Act) of the outstanding voting securities of any Series shall be effective to continue this Agreement with respect to any such Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority (as defined in the 1940 Act) of the outstanding voting securities of any other Series not affected thereby, and (ii) that this Agreement has not been approved by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Company, unless such approval shall be required by any applicable law or otherwise.

                  (b) This Agreement may be terminated with respect to any Series at any time, without payment of any penalty, by the Board or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the affected Series, on 60 days written notice to the Adviser, or by the Adviser on 180 days written notice to the Company.

                  (c)  This  Agreement  shall   automatically   and  immediately
terminate in the event of its assignment.

                  9. Delegation of the Adviser's Duties as Investment Manager . With respect to one or more of the Series, the Adviser may enter into one or more agreements ("Sub-Advisory Contract") with a sub-adviser (a "Sub-Adviser") in which the Adviser delegates to such Sub-Adviser the performance of any or all of the services specified in Sections 2 and 3 of this Agreement, provided that:
(i) each Sub-Advisory Contract imposes on the Sub-Adviser bound thereby all the duties and conditions to which the Adviser is subject with respect to the
covered  services  under  Sections  2  and  3  of  this  Agreement;   (ii)  each
Sub-Advisory Contract meets all requirements of the 1940 Act and rules thereunder; and (iii) the Adviser shall not enter into a Sub-Advisory Contract unless it is approved by the Board and the shareholders of the affected Series, if required by the 1940 Act, prior to implementation.

                  10. Miscellaneous Matters.

                  (a) This Agreement supersedes any prior agreement between the parties relating to the subject matter hereof, including, without limitation, the Investment Management Agreement dated August 1, 1990.

                  (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  (c) All notices or communications hereunder shall be in writing and, if sent to the Adviser shall be mailed by certified or registered mail, or delivered, faxed, or telegraphed and confirmed in writing to the Adviser at 2755 Campus Drive, San Mateo, California 94403, Att'n: [Burnice E. Sparks], and if to the Company shall be mailed by certified or registered mail, or delivered, faxed, or telegraphed and confirmed in writing to the Company at 2755 Campus Drive, San Mateo, California 94403, Att'n: Tina Thomas, with a copy to Orrick, Herrington & Sutcliffe, 400 Sansome Street, San Francisco, California 94111, Att'n: Andre W. Brewster, Esq.

                  11. Choice of Law. This Agreement shall be construed in accordance with the laws of the State of California and the 1940 Act. To the extent that the applicable laws of the State of California conflict with the applicable provisions of the 1940 Act, the latter shall control.

                  12. Interpretation. This Agreement has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law (including California Civil Code section 1654) or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and this Agreement.

                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their officers thereunto duly authorized as of the date first above written.

BAILARD, BIEHL & KAISER                      BAILARD, BIEHL & KAISER, INC.
INTERNATIONAL FUND GROUP, INC.


By /s/ Burnice E. Sparks                     By /s/ P. M. Hill
  ----------------------------------           ---------------------------------
         President                                     President

  Burnice E. Sparks, Jr.                       Peter M. Hill
------------------------------------         -----------------------------------
         (Print Name)                                  (Print Name)

                                   APPENDIX A
                       to Investment Management Agreement

Equity Fund: .95% of average daily net assets
-----------


Fixed-Income Fund: .75% of average daily net assets
-----------------

                                                         BAILARD, BIEHL & KAISER

                                                               [GRAPHIC OMITTED]
September 5, 1997

                                                      950 Tower Lane, Suite 1900
                                                      Foster City, CA 94404-2131
                                                          Telephone 415 571 5800
                                                          Facsimile 415 573 7128




Bailard, Biehl & Kaiser International Fund Group, Inc.
950 Tower Lane, Ste. #1900
Foster City, CA 94404-2131

                  Re: Investment Management Agreement

Ladies and Gentlemen:

         Reference is made to the Investment Management Agreement (the "Agreement") between Bailard,. Biehl & Kaiser, Inc. ("BB&K") and the Bailard, Biehl & Kaiser International Fund Group, Inc., (the "Client") dated October 1, 1993. With reference to Section 7 and any other provisions of the Agreement which purport to indemnify or hold harmless BB&K or its officers or employees, BB&K represents and warrants to Client, and Client acknowledges, that Client does not waive any of its rights of action at common law or under the federal and state securities laws.

                                             Very truly yours,

                                             Bailard, Biehl & Kaiser, Inc.



                                             By: /s/ Burnice E. Sparks
                                                --------------------------------

                                             Title: President
                                                   -----------------------------





Acknowledged:

Bailard, Biehl & Kaiser International Fund Group, Inc.



By: /s/ P. M. Hill
   -------------------------------------------

Title: Chairman
      ----------------------------------------